As filed with the Securities and Exchange Commission on January 13, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Plus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	33-0827593
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

(737) 255-7194

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Sims

Chief Financial Officer

Plus Therapeutics, Inc.

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

(737) 255-7194

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch Aaron M. Schleicher Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10019 (212) 660-3060	Jonathan R. Zimmerman Tyler J. Vivian Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292637

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering by Plus Therapeutics, Inc. (the “Registrant”) of (a) units, with each unit consisting of (i) one share of common stock, and (ii) one warrant to purchase one share of common stock, and (b) pre-funded units, with each pre-funded unit consisting of (i) one pre-funded warrant to purchase one share of common stock and (ii)  one warrant to purchase one share of common stock, contemplated by the registration statement on Form S-1 (File No. 333-292637) filed by the Registrant with the Securities and Exchange Commission on January 9, 2026 (the “Prior Registration Statement”) pursuant to the Securities Act. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered in the public offering by $2,875,000, which includes additional securities that the underwriter has the option to purchase. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

Pursuant to Rule 457(p) under the Securities Act and as described in Exhibit 107 to this Registration Statement, the filing fee for this Registration Statement has been offset in full by fees previously paid.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit	Description

5.1	Opinion of Sullivan & Worcester LLP.

23.1	Consent of BDO USA, P.C., independent registered public accounting firm.

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the registrant on January 9, 2026 (File No. 333-292637) and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2026.

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, MD
Marc H. Hedrick, MD
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc H. Hedrick, MD	President and Chief Executive Officer and Director	January 13, 2026
Marc H. Hedrick, MD	(Principal Executive Officer)

/s/ Andrew Sims	Chief Financial Officer	January 13, 2026
Andrew Sims	(Principal Financial Officer and Principal Accounting Officer)

*	Director	January 13, 2026
Richard J. Hawkins

*	Director	January 13, 2026
Howard Clowes

*	Director	January 13, 2026
An van Es-Johansson, MD

*	Director	January 13, 2026
Robert Lenk, Ph. D.

*	Director	January 13, 2026
Kyle Guse

*By:	/s/ Andrew Sims
Andrew Sims
Attorney-in-fact